PETSMART, INC.
RESTRICTED STOCK UNIT GRANT NOTICE
(2011 EQUITY INCENTIVE PLAN)
PetSmart, Inc. (the “Company”), pursuant to its 2011 Equity Incentive Plan (the “Plan”) hereby grants to Participant the right to acquire the shares of the Company’s common stock (the “Common Stock”) in the future as set forth below (the “RSU Grant”). The RSU Grant is a “restricted stock unit” granted pursuant to Section 7 of the Plan and is subject to all of the terms and conditions as set forth herein and the Plan, which is attached hereto and incorporated herein in its entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan. Except as otherwise expressly provided herein, in the event of any conflict between the terms in this Restricted Stock Unit Grant Notice (this “Grant Notice”) and the Plan, the terms of the Plan shall control.

Participant:	%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-%
Date of Grant:     %%GRANT_DATE%-%

Number of Restricted Stock Units (“RSUs”):	%%TOTAL _SHARES_GRANTED%-%
Consideration: Participant’s services
Email Address:

This Grant Notice and the Plan set forth the entire understanding between Participant and the Company regarding the RSU Grant and supersede all prior oral and written agreements on that subject with the exception of RSUs previously granted and delivered to Participant under the Plan. Notwithstanding the foregoing, if the Participant is eligible to participate in the Executive Change in Control and Severance Benefit Plan (the “Executive Severance Plan”), the RSU Grant shall be subject to the terms of the Executive Severance Plan to the extent expressly provided therein.

The details of the RSU Grant are as follows:
1.RSU GRANT. Each awarded RSU specified in this Grant Notice represents the right to receive on a future date one share of Common Stock, subject to all of the terms and conditions of this Grant Notice and the Plan. However, the number of RSUs subject to the RSU Grant (and the corresponding number of shares of Common Stock issuable at a future date) may be adjusted from time to time for capitalization adjustments as set forth in the Plan. No fractional RSUs shall be created, and the Committee shall, in its discretion, determine an equivalent benefit for any fractional RSUs that might be created by such adjustments.
2.    VESTING. Subject to the limitations contained herein, the RSU Grant shall become fully vested if you retain your Continuous Status as an Employee, Director or Consultant through the expiration of the _________ period following the Date of Grant. For clarity, at no time shall the vesting of the RSU Grant be greater than one hundred percent (100%). RSUs that have vested in accordance with the vesting criteria set forth in this Section 2 are “Vested Units.” RSUs that are not Vested Units are “Unvested Units.” Your Continuous Status as an Employee, Director, or Consultant shall not be considered terminated due to a change in the capacity in which you perform services for the Company, provided you remain an Employee, Director, or Consultant.
(a)    Death or Disability. If your Continuous Status as an Employee, Director or Consultant ends due to death or Disability, vesting of the RSUs shall accelerate and be prorated over the _________ vesting period by reference to the number of months of service you completed after the Date of Grant as a fraction against ____ months (with any fractional or partial month eliminated), not to exceed one hundred percent (100%).
(b)    Retirement Termination. If you are an “Eligible Retiree” and incur a “Retirement Termination” prior to the expiration of the __________ vesting period, vesting of the RSUs shall be prorated pursuant to the “Retirement Vesting Schedule” set forth below:

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You will be an “Eligible Retiree” if, at the time of termination of your Continuous Status as an Employee, Director or Consultant, you (i) are an Employee; (ii) are at least fifty-five (55) years of age; and (iii) have been continuously employed by the Company or an Affiliate during the five (5) year period ending on the date of termination.

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“Retirement Termination” means a termination of your Continuous Status as an Employee, Director or Consultant pursuant to voluntary termination but only if (i) such voluntary termination has been designated by the Company, in its sole discretion, as a retirement and (ii) you enter into a noncompetition agreement if requested by, and in a form acceptable to, the Company. Notwithstanding the foregoing, the Company will not designate your voluntary termination as a Retirement Termination if the Company determines that such termination is detrimental to the Company.

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“Retirement Vesting Schedule” shall be determined as follows. Unless and until there is a Retirement Termination, the vesting percentage for the Retirement Vesting Schedule shall be zero. If a Retirement Termination occurs, vesting shall be prorated over the __________ vesting period by reference to the number of months of service you completed after the Date of Grant as a fraction against ____ months (with any fractional or partial month eliminated), not to exceed one hundred percent (100%).

(c)    Forfeiture. Any Unvested Units that do not vest in accordance with this Section 2 will be automatically forfeited, will revert to the Plan, and you will have no rights with respect to such forfeited Unvested Units.
3.    SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, the Company is not required to issue any shares of Common Stock in respect of the RSU Grant unless either (i) the shares of Common Stock are then registered under the Securities Act; or (ii) if the shares of Common Stock are not then so registered, the Company has determined that such purchase and issuance would be exempt from the registration requirements of the Securities Act. The issuance of shares under the RSU Grant also must comply with other applicable laws and regulations governing the RSU Grant, and you may not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.
4.    DATE OF ISSUANCE. The Company will deliver to you a number of shares of Common Stock equal to the number of Vested Units subject to the RSU Grant and a lump sum cash payment equal to any dividend equivalents credited pursuant to Section 5 within thirty (30) days after vesting occurs. However, if a scheduled delivery date falls on a date that is not a business day, such delivery date shall instead fall on the next following business day.
5.    DIVIDENDS. The Company shall maintain a notional account pursuant to which you will be credited with a nominal amount equal to any cash dividend, stock dividend or other distribution made during the _________ vesting period that does not result from a capitalization adjustment as provided in the Plan based on the number of RSUs subject to the RSU Grant. The amount of dividend equivalents payable, if any, shall equal the amounts credited to your notional account under this Section 5, subject to any applicable withholding. Notwithstanding the foregoing, if your Continuous Status as an Employee, Director or Consultant terminates before the end of the _________ vesting period due to your death, Disability or Retirement Termination, no additional dividend equivalents shall be credited to your notional account after such termination and you shall receive only the nominal amount of dividend equivalents credited up until such termination. All amounts credited under this Section 5 shall be paid to you in cash at the time of issuance of shares of Common Stock under Section 4. Your dividend equivalents shall not be eligible to accrue interest at any time.
6.    NON-TRANSFERABILITY OF THE RSU GRANT. The RSU Grant is not transferable, except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act (a “QDRO”). In addition to any other limitation on transfer created by applicable securities laws, you agree not to assign, hypothecate, donate, encumber or otherwise dispose of any interest in any of the shares of Common Stock that may be issued to you in respect of the RSU Grant until the shares are issued to you in accordance with Section 4 herein. After the shares have been issued to you, you are free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein and applicable securities laws. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of Common Stock to which you were entitled at the time of your death pursuant to this Grant Notice.
7.    BOOK ENTRY REGISTRATION OF SHARES; RESTRICTIVE LEGENDS. The Company may issue any shares of Common Stock in respect of the RSU Grant by registering the shares in book entry form with the Company’s transfer agent in your name in which case the applicable restrictions will be noted in the records of the Company’s transfer agent in the book entry system. Any certificates representing the shares of Common Stock issued in respect of the RSU Grant shall have endorsed thereon appropriate legends as determined by the Company.
8.    RSU GRANT NOT A SERVICE CONTRACT. The RSU Grant is not an employment or service contract, and nothing in the RSU Grant shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in the RSU Grant shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.
9.    WITHHOLDING OBLIGATIONS.
(a)    On or before the time you receive a distribution of the shares in respect of the RSU Grant, or at any time thereafter as requested by the Company, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any affiliate which arise in connection with the RSU Grant (the “Withholding Taxes”). You may satisfy all or any portion of the Withholding Taxes obligation relating to the RSU Grant by any of the following means or by a combination of such means: (i) having the Company withhold from any compensation otherwise payable to you by the Company; (ii) having the Company withhold from any cash payable to you with respect to any dividend equivalents; (iii) tendering a cash payment to the Company; or (iv) having the Company withhold shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the RSU Grant with a Fair Market Value (measured as of the date shares of Common Stock are issued to you pursuant to Section 4) equal to the amount of such Withholding Taxes; provided, however, that the number of such shares of Common Stock so withheld shall not exceed the amount necessary to satisfy the Company’s required tax withholding obligations using the minimum required statutory withholding rates for federal, state, local and foreign tax purposes, including payroll taxes, that are applicable to supplemental taxable income.
(b)    Unless the tax withholding obligations of the Company or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock.
10.    UNSECURED OBLIGATION. The RSU Grant is unfunded, and as a holder of a Vested Units, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue shares pursuant to this Grant Notice. Nothing contained in this Grant Notice, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
11.    RIGHTS AS STOCKHOLDER. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares to be issued pursuant to this Grant Notice until such shares are issued to you pursuant to Section 4 herein. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company.
12.    TAX CONSEQUENCES. You have reviewed with your own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Grant Notice. You are relying solely on such advisors and not on any statements or representations of the Company or any of its agents. You understand that you (and not the Company) shall be responsible for your own tax liability that may arise as a result of the RSU Grant.
13.    NOTICES. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (a) the date of personal delivery, including delivery by express courier, or (b) the date that is five days after deposit in the United States Post Office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten days’ advance written notice to each of the other parties hereto:
COMPANY:        PetSmart Inc.
        19601 North 27th Avenue
        Phoenix, AZ 85027
Attn: General Counsel
YOU:                Your address as on file with the Company’s
Human Resource Department at the time notice is given

Notwithstanding the foregoing, the Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and the RSU Grant by electronic means or to request your consent to participate in the Plan by electronic means. You hereby consent to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
14.    MISCELLANEOUS.
(a)    The rights and obligations of the Company under the RSU Grant shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns. Your rights and obligations under the RSU Grant may only be assigned with the prior written consent of the Company.
(b)    You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of the RSU Grant.
(c)    You acknowledge and agree that you have reviewed the RSU Grant in its entirety, have had an opportunity to obtain the advice of counsel and fully understand all provisions of the RSU Grant.
(d)    This Grant Notice shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(e)    All obligations of the Company under the Plan and this Grant Notice shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
15.    GOVERNING PLAN DOCUMENT. The RSU Grant is subject to all the provisions of the Plan, the provisions of which are hereby made a part of the RSU Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the RSU Grant and those of the Plan, the provisions of the Plan shall control.
16.    SEVERABILITY. If all or any part of this Grant Notice or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Grant Notice or the Plan not declared to be unlawful or invalid. Any Section of this Grant Notice (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
17.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the RSU Grant subject to this Grant Notice shall not be included as compensation, earnings, salaries, or other similar terms used when calculating the Employee’s benefits under any employee benefit plan sponsored by the Company or any affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any affiliate’s employee benefit plans.
18.    CHOICE OF LAW. The interpretation, performance and enforcement of this Grant Notice will be governed by the law of the state of Arizona without regard to such state’s conflicts of laws rules.
19.    AMENDMENT. This Grant Notice may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Grant Notice may be amended solely by the Committee by a writing which specifically states that it is amending this Grant Notice, so long as a copy of such amendment is delivered to you, and provided that no such amendment adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Committee reserves the right to change, by written notice to you, the provisions of this Grant Notice in any way it may deem necessary or advisable to carry out the purpose of the grant as a result of any change in applicable laws or regulations or any future law, regulation, ruling, or judicial decision, provided that any such change shall be applicable only to rights relating to that portion of the RSU Grant which is then subject to restrictions as provided herein.
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This Grant Notice shall be deemed to be signed by the Company and the Participant upon the Participant’s delivery, by electronic means or otherwise, of this Grant Notice to the Stock Plan Administration Manager of the Company or its designee.

ATTACHMENTS:

PetSmart, Inc. 2011 Equity Incentive Plan
PetSmart, Inc. 2011 Equity Incentive Plan Prospectus

March 18, 2014